As filed with the Securities and Exchange Commission on May 20, 2005

Registration No. 333-115295

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOOKSMART, LTD.

(Exact name of registrant as specified in its charter)

DELAWARE	133904355
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

625 SECOND STREET

SAN FRANCISCO, CA 94107

(415) 348-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Erik Riegler, Esq.

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

(415) 348-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

On May 7, 2004, LookSmart, Ltd., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a Registration Statement on Form S-3, Registration No. 333-115295 (the “Registration Statement”), for the sale of up to 1,782,545 shares of the Registrant’s common stock (the “Shares”), par value $0.001 per share. The Registration Statement was amended on June 2, 2004. The Registration Statement was originally filed in connection with that certain Registration Rights Agreement dated April 22, 2004 by and between the Registrant and BioNet Systems, LLC (the “Registration Rights Agreement”), to permit resales of such Shares by certain selling stockholders named in the Registration Statement. The Registrant’s contractual obligations under the Registration Rights Agreement to maintain the registration of unsold Shares for the benefit of the selling stockholders named in the Registration Statement have expired. Accordingly, pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K, by filing this Post-Effective Amendment No. 1 to the Registration Statement the Registrant hereby deregisters all Shares that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, I certify that I have reasonable grounds to believe that LookSmart, Ltd. meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 20, 2005.

LOOKSMART, LTD.

By:	/s/ David B. Hills
David B. Hills, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/S/ DAVID B. HILLS David B. Hills	Chief Executive Officer (Principal Executive Officer)	May 20, 2005

/S/ WILLIAM B. LONERGAN* William B. Lonergan	Chief Financial Officer (Principal Financial and Accounting Officer)	May 20, 2005

/S/ TERESA DIAL* Teresa Dial	Chair of the Board	May 20, 2005

/S/ ANTHONY CASTAGNA* Anthony Castagna	Director	May 20, 2005

Tracey Ellery	Director	May 20, 2005

/S/ MARK SANDERS* Mark Sanders	Director	May 20, 2005

Evan Thornley	Director	May 20, 2005

/S/ EDWARD WEST* Edward West	Director	May 20, 2005

Gary Wetsel	Director	May 20, 2005

*By:	/s/ Erik Riegler
Erik Riegler General Counsel, Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBIT
23.3	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.4	Consent of Wilson Sonsini Goodrich & Rosati, P.C.

24.1	Power of Attorney (1)

(1)	Incorporated by reference to our registration statement on Form S-3 (Reg. No. 333-115295).